Exhibit 17(c)

Statement of assets and liabilities

August 31, 2016

Assets:
Investment in Liquid Reserves Portfolio, at value	$9,752,008,994
Prepaid expenses	202,165
Total Assets	9,752,211,159

Liabilities:
Distributions payable	1,723,599
Investment management fee payable	638,802
Service and/or distribution fees payable	38,208
Trustees’ fees payable	17,072
Accrued expenses	238,408
Total Liabilities	2,656,089
Total Net Assets	$9,749,555,070

Net Assets:
Par value (Note 5)	$97,494
Paid-in capital in excess of par value	9,749,154,519
Undistributed net investment income	185,383
Accumulated net realized gain on investments allocated from Liquid Reserves Portfolio and Prime Cash Reserves Portfolio	117,674
Total Net Assets	$9,749,555,070

Net Assets:
Class L	$276,458,355
Institutional Shares	$9,419,746,358
Class S	$642,421
Investor Shares	$52,707,936

Shares Outstanding:
Class L	276,451,828
Institutional Shares	9,419,583,291
Class S	642,398
Investor Shares	52,706,817

Net Asset Value:
Class L	$1.00
Institutional Shares	$1.00
Class S	$1.00
Investor Shares	$1.00

See Notes to Financial Statements.

Western Asset Institutional Cash Reserves 2016 Annual Report	1

Statement of operations

For the Year Ended August 31, 2016†

Investment Income:
Income from Prime Cash Reserves Portfolio	$50,578,346
Income from Liquid Reserves Portfolio	496,606
Allocated expenses from Prime Cash Reserves Portfolio	(12,558,778)
Allocated expenses from Liquid Reserves Portfolio	(90,210)
Allocated waiver from Prime Cash Reserves Portfolio	11,272,907
Allocated waiver from Liquid Reserves Portfolio	80,266
Total Investment Income	49,779,137

Expenses:
Investment management fee (Note 2)	22,692,822
Service and/or distribution fees (Notes 2 and 3)	1,603,341
Legal fees	401,652
Trustees’ fees	209,267
Insurance	121,849
Transfer agent fees (Note 3)	113,255
Registration fees	94,908
Shareholder reports	80,429
Audit and tax fees	36,380
Fund accounting fees	6,300
Miscellaneous expenses	64,792
Total Expenses	25,424,995
Less: Fee waivers and/or expense reimbursements (Notes 2 and 3)	(12,591,869)
Net Expenses	12,833,126
Net Investment Income	36,946,011
Net Realized Gain on Investments From Prime Cash Reserves Portfolio	145,615
Increase in Net Assets From Operations	$37,091,626

†	On August 29, 2016, Western Asset Institutional Cash Reserves began investing, as a feeder fund, in Liquid Reserves Portfolio. Prior to August 29, 2016, Western Asset Institutional Cash Reserves invested, as a feeder fund, in Prime Cash Reserves Portfolio (See Note 1).

See Notes to Financial Statements.

2	Western Asset Institutional Cash Reserves 2016 Annual Report

Statements of changes in net assets

For the Years Ended August 31,	2016	2015

Operations:
Net investment income	$36,946,011	$7,861,791
Net realized gain	145,615	196,430
Increase in Net Assets From Operations	37,091,626	8,058,221

Distributions to Shareholders From (Notes 1 and 4):
Net investment income	(36,946,018)	(7,860,320)
Decrease in Net Assets From Distributions to Shareholders	(36,946,018)	(7,860,320)

Fund Share Transactions (Note 5):
Net proceeds from sale of shares	133,820,356,655	104,787,750,796
Reinvestment of distributions	17,796,141	3,547,002
Cost of shares repurchased	(136,475,603,210)	(101,203,069,034)
Increase (Decrease) in Net Assets From Fund Share Transactions	(2,637,450,414)	3,588,228,764
Increase (Decrease) in Net Assets	(2,637,304,806)	3,588,426,665

Net Assets:
Beginning of year	12,386,859,876	8,798,433,211
End of year*	$9,749,555,070	$12,386,859,876
*Includes undistributed net investment income of:	$185,383	$185,390

See Notes to Financial Statements.

Western Asset Institutional Cash Reserves 2016 Annual Report	3

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended August 31:
Class L Shares	2016†[1]	2015[1]		2014[1]		2013[1]	2012

Net asset value, beginning of year	$1.000	$1.000		$1.000		$1.000	$1.000

Income (loss) from operations:
Net investment income	0.003	0.000	[2]	0.000	[2]	0.001	0.001
Net realized gain (loss)[2]	0.000	0.000		0.000		0.000	(0.000)
Total income from operations	0.003	0.000	[2]	0.000	[2]	0.001	0.001

Less distributions from:
Net investment income	(0.003)	(0.000)	[2]	(0.000)	[2]	(0.001)	(0.001)
Net realized gains	—	—		(0.000)	[2]	(0.000) [2]	(0.000) [2]
Total distributions	(0.003)	(0.000)	[2]	(0.000)	[2]	(0.001)	(0.001)

Net asset value, end of year	$1.000	$1.000		$1.000		$1.000	$1.000
Total return[3]	0.30%	0.04%		0.02%		0.07%	0.13%

Net assets, end of year (millions)	$276	$1,010		$660		$556	$511

Ratios to average net assets:
Gross expenses[4]	0.43%[5]	0.43%[5]		0.42%[5]		0.43%[5]	0.33%
Net expenses[4,6,7]	0.16	0.16		0.16		0.18	0.19
Net investment income	0.28	0.05		0.02		0.07	0.13

†	On August 29, 2016, Western Asset Institutional Cash Reserves began investing, as a feeder fund, in Liquid Reserves Portfolio. Prior to August 29, 2016, Western Asset Institutional Cash Reserves invested, as a feeder fund, in Prime Cash Reserves Portfolio (See Note 1).

[1]	Per share amounts have been calculated using the average shares method.

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses. Includes the Fund’s share of Prime Cash Reserves Portfolio’s allocated expenses prior to August 29, 2016.

[5]

The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio (Prime Cash Reserves Portfolio prior to August 29, 2016).

[6]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class L shares did not exceed 0.30%. This expense limitation arrangement cannot be terminated prior to December 31, 2017 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[7]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

4	Western Asset Institutional Cash Reserves 2016 Annual Report

For a share of each class of beneficial interest outstanding throughout each year ended August 31:
Institutional Shares	2016†[1]	2015[1]	2014[1]	2013[1]	2012

Net asset value, beginning of year	$1.000	$1.000	$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.003	0.001	0.001	0.001	0.002
Net realized gain (loss)[2]	0.000	0.000	0.000	0.000	(0.000)
Total income from operations	0.003	0.001	0.001	0.001	0.002

Less distributions from:
Net investment income	(0.003)	(0.001)	(0.001)	(0.001)	(0.002)
Net realized gains	—	—	(0.000) [2]	(0.000) [2]	(0.000) [2]
Total distributions	(0.003)	(0.001)	(0.001)	(0.001)	(0.002)

Net asset value, end of year	$1.000	$1.000	$1.000	$1.000	$1.000
Total return[3]	0.34%	0.09%	0.07%	0.12%	0.18%

Net assets, end of year (millions)	$9,420	$10,950	$7,759	$7,747	$8,896

Ratios to average net assets:
Gross expenses[4]	0.32%[5]	0.32%[5]	0.32%[5]	0.32%[5]	0.22%
Net expenses[4,6,7]	0.12	0.11	0.11	0.13	0.14
Net investment income	0.33	0.09	0.07	0.12	0.18

†	On August 29, 2016, Western Asset Institutional Cash Reserves began investing, as a feeder fund, in Liquid Reserves Portfolio. Prior to August 29, 2016, Western Asset Institutional Cash Reserves invested, as a feeder fund, in Prime Cash Reserves Portfolio (See Note 1).

[1]	Per share amounts have been calculated using the average shares method.

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses. Includes the Fund’s share of Prime Cash Reserves Portfolio’s allocated expenses prior to August 29, 2016.

[5]

The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio (Prime Cash Reserves Portfolio prior to August 29, 2016).

[6]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional Shares did not exceed 0.20%. This expense limitation arrangement cannot be terminated prior to December 31, 2017 without the Board of Trustees’ consent. Prior to August 29, 2016, the expense limitation was 0.25%. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[7]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Western Asset Institutional Cash Reserves 2016 Annual Report	5

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended August 31:
Class S Shares	2016†[1]	2015[1]		2014[1]		2013[1]		2012

Net asset value, beginning of year	$1.000	$1.000		$1.000		$1.000		$1.000

Income (loss) from operations:
Net investment income	0.002	0.000	[2]	0.000	[2]	0.000	[2]	0.000	[2]
Net realized gain (loss)[2]	0.000	0.000		0.000		0.000		(0.000)
Total income from operations	0.002	0.000	[2]	0.000	[2]	0.000	[2]	0.000	[2]

Less distributions from:
Net investment income	(0.002)	(0.000)	[2]	(0.000)	[2]	(0.000)	[2]	(0.000)	[2]
Net realized gains	—	—		(0.000)	[2]	(0.000)	[2]	(0.000)	[2]
Total distributions	(0.002)	(0.000)	[2]	(0.000)	[2]	(0.000)	[2]	(0.000)	[2]

Net asset value, end of year	$1.000	$1.000		$1.000		$1.000		$1.000
Total return[3]	0.22%	0.01%		0.01%		0.01%		0.01%

Net assets, end of year (millions)	$1	$134		$120		$86		$83

Ratios to average net assets:
Gross expenses[4]	0.58%[5]	0.57%[5]		0.58%[5]		0.58%[5]		0.48%
Net expenses[4,6,7]	0.23	0.19		0.17		0.24		0.31
Net investment income	0.19	0.01		0.01		0.01		0.01

†	On August 29, 2016, Western Asset Institutional Cash Reserves began investing, as a feeder fund, in Liquid Reserves Portfolio. Prior to August 29, 2016, Western Asset Institutional Cash Reserves invested, as a feeder fund, in Prime Cash Reserves Portfolio (See Note 1).

[1]	Per share amounts have been calculated using the average shares method.

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses. Includes the Fund’s share of Prime Cash Reserves Portfolio’s allocated expenses prior to August 29, 2016.

[5]

The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio (Prime Cash Reserves Portfolio prior to August 29, 2016).

[6]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class S shares did not exceed 0.45%. This expense limitation arrangement cannot be terminated prior to December 31, 2017 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[7]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

6	Western Asset Institutional Cash Reserves 2016 Annual Report

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:
Investor Shares	2016†[1]	2015[1]		2014[1,2]

Net asset value, beginning of year	$1.000	$1.000		$1.000

Income (loss) from operations:
Net investment income	0.003	0.000	[3]	0.000	[3]
Net realized gain (loss)[3]	0.000	0.000		(0.000)
Total income from operations	0.003	0.000	[3]	0.000	[3]

Less distributions from:
Net investment income	(0.003)	(0.000)	[3]	(0.000)	[3]
Net realized gains	—	—		(0.000)	[3]
Total distributions	(0.003)	(0.000)	[3]	(0.000)	[3]

Net asset value, end of year	$1.000	$1.000		$1.000
Total return[4]	0.29%	0.04%		0.02%

Net assets, end of year (millions)	$53	$113		$64

Ratios to average net assets:
Gross expenses[5,6]	0.42%	0.42%		0.44%[7]
Net expenses[5,9,8]	0.17	0.16		0.16	[7]
Net investment income	0.30	0.05		0.01	[7]

†	On August 29, 2016, Western Asset Institutional Cash Reserves began investing, as a feeder fund, in Liquid Reserves Portfolio. Prior to August 29, 2016, Western Asset Institutional Cash Reserves invested, as a feeder fund, in Prime Cash Reserves Portfolio (See Note 1).

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the period September 3, 2013 (inception date) to August 31, 2014.

[3]	Amount represents less than $0.0005 per share.

[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses. Includes the Fund’s share of Prime Cash Reserves Portfolio’s allocated expenses prior to August 29, 2016.

[6]

The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio (Prime Cash Reserves Portfolio prior to August 29, 2016).

[7]	Annualized.

[8]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Investor Shares did not exceed 0.35%. This expense limitation arrangement cannot be terminated prior to December 31, 2017 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[9]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Western Asset Institutional Cash Reserves 2016 Annual Report	7

Notes to financial statements

1. Organization and significant accounting policies

Western Asset Institutional Cash Reserves (the “Fund”) is a separate diversified investment series of Legg Mason Partners Institutional Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Effective August 29, 2016, the Fund invests all of its investable assets in Liquid Reserves Portfolio (the “Portfolio”), a separate investment series of Master Portfolio Trust, that has the same investment objective and strategies as the Fund in what is called a master-feeder structure.

Prior to August 29, 2016, the Fund was a feeder fund that invested in securities through a different underlying mutual fund, Prime Cash Reserves Portfolio that had the same investment objective and strategies as the Fund, in a master-feeder structure. The Board of Trustees of Prime Cash Reserves Portfolio authorized the termination of Prime Cash Reserves Portfolio, which occurred on August 26, 2016. In light of the termination of Prime Cash Reserves Portfolio, the Board of Trustees of the Fund determined that it was in the best interests of the Fund’s shareholders to withdraw the Fund’s investment from Prime Cash Reserves Portfolio and instead invest as a feeder fund in a different underlying mutual fund, Liquid Reserves Portfolio, on August 29, 2016. The Fund’s investment objective, policies and strategies remain unchanged.

The financial statements of the Portfolio, including the schedule of investments, are contained elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The Fund records its investment in the Portfolio at value. The value of such investment in the Portfolio reflects the Fund’s proportionate interest (19.6% at August 31, 2016) in the net assets of the Portfolio.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. The disclosure and valuation of securities held by the Portfolio are discussed in Note 1(a) of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment transactions and investment income. Net investment income of the Portfolio is allocated pro rata, based on respective ownership interests, among the Fund and other investors in the Portfolio (the “Holders”) at the time of such determination. Gross realized gains and/or losses of the Portfolio are allocated to the Holders in a manner such that, the net asset values per share of each Holder, after each such allocation is closer to the total of all Holders’ net asset values divided by the aggregate number of shares outstanding for all Holders. The Fund also pays certain other expenses which can be directly attributed to the Fund.

8	Western Asset Institutional Cash Reserves 2016 Annual Report

(c) Distributions to shareholders. Distributions from net investment income on the shares of the Fund are declared each business day and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(d) Share class accounting. Investment income, common expenses and realized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(e) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of August 31, 2016, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

(f) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share. During the current year, the Fund had no reclassifications.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s and the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s and the Portfolio’s subadviser. LMPFA was Prime Cash Reserves Portfolio’s investment manager and Western Asset was Prime Cash Reserves Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the Investment Management Agreement, the Fund pays an investment management fee, calculated daily and payable monthly, in accordance with the following breakpoint schedule:

Average Daily Net Assets	Fee Rate
First $5 billion	0.200%
Next $5 billion	0.175
Over $10 billion	0.150

Prior to August 29, 2016, the Fund paid an investment management fee at an annual rate of 0.20% of the Fund’s average daily net assets.

Western Asset Institutional Cash Reserves 2016 Annual Report	9

Notes to financial statements (cont’d)

Since the Fund invests all of its investable assets in Liquid Reserves Portfolio (Prime Cash Reserves Portfolio prior to August 29, 2016), the investment management fee of the Fund will be reduced by the investment management fee allocated to the Fund by Liquid Reserves Portfolio (Prime Cash Reserves Portfolio prior to August 29, 2016).

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

As a result of expense limitation arrangements between the Fund and LMPFA, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class L shares, Institutional Shares, Class S shares and Investor Shares did not exceed 0.30%, 0.20%, 0.45 and 0.35%, respectively. These expense limitation arrangements cannot be terminated prior to December 31, 2017 without the Board of Trustees’ consent. Prior to August 29, 2016, the expense limitation was 0.25% for Institutional Shares. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

During the year ended August 31, 2016, fees waived and/or expenses reimbursed amounted to $12,591,869.

LMPFA is permitted to recapture amounts waived and/or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expenses incurred. In no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 shareholder services and distribution plan and under that plan the Fund pays a service and/or distribution fee with respect to its Class L shares, Class S shares, SVB Securities Horizon Shares and Investor Shares calculated at the annual rate of 0.10%, 0.25%, 0.27% and 0.10% of the average daily net assets of each class, respectively. Service and/or distribution fees are accrued daily and paid monthly.

10	Western Asset Institutional Cash Reserves 2016 Annual Report

For the year ended August 31, 2016, class specific expenses were as follows:

	Service and/or Distribution Fees		Transfer Agent Fees
Class L	$763,795	[1]	$43,699
Institutional Shares	—		58,152
Class S	243,647	[1]	4,504
SVB Securities Horizon Shares[2]	432,748	[1]	3,688
Investor Shares	163,151	[1]	3,212
Total	$1,603,341		$113,255

[1]

Amount shown is exclusive of waivers. For the year ended August 31, 2016, the service and/or distribution fees waived amounted to $381,898 for Class L shares, $240,887 for Class S shares, $140,478 for SVB Securities Horizon Shares and $107,701 for Investor Shares. Such waivers are voluntarily and may be reduced or terminated at any time.

[2]	On August 29, 2016, SVB Securities Horizon Shares were fully redeemed.

For the year ended August 31, 2016, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Class L	$1,264,533
Institutional Shares	10,632,882
Class S	242,476
SVB Securities Horizon Shares[1]	199,927
Investor Shares	252,051
Total	$12,591,869

[1]	On August 29, 2016, SVB Securities Horizon Shares were fully redeemed.

4. Distributions to shareholders by class

	Year Ended August 31, 2016	Year Ended August 31, 2015
Net Investment Income:
Class L	$2,107,116	$310,514
Institutional Shares	34,029,491	7,476,184
Class S	193,349	17,614
SVB Securities Horizon Shares[1]	129,622	17,120
Investor Shares	486,440	38,888
Total	$36,946,018	$7,860,320

[1]	On August 29, 2016, SVB Securities Horizon Shares were fully redeemed.

5. Shares of beneficial interest

At August 31, 2016, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Western Asset Institutional Cash Reserves 2016 Annual Report	11

Notes to financial statements (cont’d)

Transactions in shares of each class were as follows:

	Year Ended August 31, 2016	Year Ended August 31, 2015
Class L
Shares sold	6,261,124,866	6,270,124,860
Shares issued on reinvestment	793,780	89,533
Shares repurchased	(6,995,881,227)	(5,920,480,990)
Net increase (decrease)	(733,962,581)	349,733,403

Institutional Shares
Shares sold	126,819,974,272	97,643,034,596
Shares issued on reinvestment	16,224,505	3,384,107
Shares repurchased	(128,366,246,145)	(94,455,445,212)
Net increase (decrease)	(1,530,047,368)	3,190,973,491

Class S
Shares sold	286,790,538	378,571,398
Shares issued on reinvestment	178,436	17,614
Shares repurchased	(419,919,342)	(364,827,697)
Net increase (decrease)	(132,950,368)	13,761,315

SVB Securities Horizon Shares[1]
Shares sold	60,378,449	99,848,058
Shares issued on reinvestment	125,587	16,860
Shares repurchased	(240,966,070)	(114,523,012)
Net decrease	(180,462,034)	(14,658,094)

Investor Shares
Shares sold	392,088,530	396,171,884
Shares issued on reinvestment	473,833	38,888
Shares repurchased	(452,590,426)	(347,792,123)
Net increase (decrease)	(60,028,063)	48,418,649

[1]	On August 29, 2016, SVB Securities Horizon Shares were fully redeemed.

Because the Fund has maintained a $1.00 net asset value per share from inception, the number of shares sold, shares issued on reinvestment of dividends declared, and shares repurchased, is equal to the dollar amount shown in the Statements of Changes in Net Assets for the corresponding fund share transactions.

6. Income tax information and distributions to shareholders

The tax character of distributions paid during the fiscal years ended August 31, was as follows:

	2016	2015
Distributions paid from:
Ordinary income	$36,946,018	$7,860,320

As of August 31, 2016, there were no significant differences between the book and tax basis components of net assets.

12	Western Asset Institutional Cash Reserves 2016 Annual Report

During the taxable year ended August 31, 2016, the Fund utilized $27,941 of its deferred capital losses available from prior years.

7. Money market fund reform

The U.S. Securities and Exchange Commission has adopted certain reforms to the rules that govern money market funds (the “Reforms”). Under the Reforms, the Fund may no longer use the amortized cost method of valuation to seek to maintain a stable NAV of $1.00 per share. Instead, on or about October 11, 2016, the Fund will be required to calculate its NAV based on the current market-based value of its portfolio securities. In addition, as of that date, the Fund will use “basis point” rounding to calculate its share value to the nearest 1/100th of 1%, which means, that share prices will be rounded to four decimal places (i.e., $1.0000). In addition, no later than October 14, 2016, the Fund may impose fees upon the sale of shares or temporarily suspend the ability to sell shares if the Fund’s liquidity falls below required minimums because of market conditions or other factors.

8. Subsequent event

Subsequent to the year ended August 31, 2016, shareholder redemptions from Institutional Shares, Class S shares and Investor Shares exceeded 50% of Institutional Shares, Class S shares and Investor Shares net assets as of August 31, 2016.

Western Asset Institutional Cash Reserves 2016 Annual Report	13

Report of independent registered public

accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Institutional Trust:

We have audited the accompanying statement of assets and liabilities of Western Asset Institutional Cash Reserves (the “Fund”), a series of Legg Mason Partners Institutional Trust, as of August 31, 2016, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or period in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2016, by examination of the underlying Liquid Reserves Portfolio. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Western Asset Institutional Cash Reserves as of August 31, 2016, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or period in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

October 20, 2016

14	Western Asset Institutional Cash Reserves 2016 Annual Report

Schedule of investments

August 31, 2016

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Short-Term Investments — 101.2%
Certificates of Deposit — 29.6%
Abbey National Treasury Services PLC	0.420%	9/2/16	$411,424,000	$411,424,000
Abbey National Treasury Services PLC	0.410%	9/7/16	51,636,000	51,636,000
Bank of Montreal	0.610%	9/19/16	242,000,000	242,000,000
Bank of Montreal	0.630%	9/20/16	238,928,000	238,927,997
Bank of Montreal	0.660%	10/4/16	116,000,000	115,997,876
Bank of Montreal	0.900%	1/4/17	246,750,000	246,750,000
Bank of Nova Scotia	0.860%	9/8/16	475,000,000	475,000,000
Bank of Nova Scotia	0.904%	1/3/17	437,784,000	437,784,000	(a)
Bank of Tokyo-Mitsubishi UFJ NY	0.764%	10/3/16	198,856,000	198,856,000	(a)
BNP Paribas NY Branch	0.710%	10/3/16	467,856,000	467,856,000
BNP Paribas NY Branch	1.128%	2/13/17	149,100,000	149,100,000	(a)
Canadian Imperial Bank of Commerce	0.400%	9/1/16	100,000,000	100,000,000
Canadian Imperial Bank of Commerce	0.870%	9/14/16	81,800,000	81,800,000
Canadian Imperial Bank of Commerce	0.650%	10/3/16	490,000,000	490,000,000
Canadian Imperial Bank of Commerce	0.894%	1/3/17	452,784,000	452,784,000	(a)
Chase Bank USA N.A.	1.215%	5/26/17	112,366,000	112,366,000	(a)
Citibank N.A.	0.650%	10/3/16	500,000,000	500,000,000
Citibank N.A.	0.700%	10/6/16	455,105,000	455,105,000
Citibank N.A.	0.720%	10/24/16	272,820,000	272,820,000
Citibank N.A.	0.900%	12/15/16	346,250,000	346,250,000
Credit Suisse NY	0.950%	9/13/16	50,000,000	50,003,308
Credit Suisse NY	0.950%	9/16/16	50,000,000	50,004,136
Credit Suisse NY	1.223%	3/3/17	50,000,000	50,000,000	(a)
DnB NOR Bank ASA	0.390%	9/7/16	86,590,000	86,590,000
Landesbank Hessen-Thuringen	0.610%	9/22/16	139,356,000	139,356,000
Landesbank Hessen-Thuringen	0.650%	10/4/16	150,000,000	150,000,000
Mitsubishi UFJ Trust & Banking NY	0.690%	10/3/16	245,000,000	245,002,175
Mitsubishi UFJ Trust & Banking NY	0.880%	10/5/16	96,300,000	96,300,453
Mitsubishi UFJ Trust & Banking NY	0.800%	10/21/16	240,000,000	240,000,000
Mitsubishi UFJ Trust & Banking NY	1.020%	12/22/16	151,819,000	151,819,000
Mizuho Bank Ltd.	0.744%	10/3/16	443,856,000	443,856,000	(a)
Mizuho Bank Ltd.	0.750%	10/13/16	38,928,000	38,928,000
Mizuho Bank Ltd.	0.800%	10/21/16	243,250,000	243,250,000
Mizuho Bank Ltd.	0.900%	11/22/16	186,854,000	186,854,000
National Bank of Canada	0.470%	9/1/16	177,856,000	177,856,000
Natixis NY	0.860%	10/31/16	417,856,000	417,856,000
Norinchukin Bank	0.460%	9/7/16	100,000,000	100,000,000

See Notes to Financial Statements.

Liquid Reserves Portfolio 2016 Annual Report	15

Schedule of investments (cont’d)

August 31, 2016

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Certificates of Deposit — continued
Norinchukin Bank	0.650%	9/9/16	$26,938,000	$26,938,000
Norinchukin Bank	0.660%	9/16/16	174,428,000	174,428,721
Norinchukin Bank	0.600%	9/26/16	272,500,000	272,500,000
Norinchukin Bank	0.600%	9/29/16	195,000,000	195,000,000
Norinchukin Bank	0.900%	11/22/16	190,747,000	190,747,000
Norinchukin Bank	0.900%	11/28/16	70,070,000	70,070,000
Norinchukin Bank	0.900%	11/29/16	73,963,000	73,963,000
Oversea-Chinese Banking Corp. Ltd.	0.600%	9/8/16	77,856,000	77,856,000
Oversea-Chinese Banking Corp. Ltd.	0.410%	9/9/16	221,590,000	221,590,000
Oversea-Chinese Banking Corp. Ltd.	0.560%	9/20/16	295,000,000	295,000,000
Royal Bank of Canada	0.850%	9/21/16	190,750,000	190,750,000
Royal Bank of Canada	0.940%	11/1/16	195,418,000	195,489,345
Skandinaviska Enskilda Banken AB	0.850%	10/21/16	69,058,000	69,067,481
Skandinaviska Enskilda Banken AB	0.910%	12/14/16	107,325,000	107,325,000
Sumitomo Mitsui Banking Corp.	0.650%	10/3/16	495,000,000	494,997,804
Sumitomo Mitsui Banking Corp.	0.744%	10/3/16	202,856,000	202,856,000	(a)
Sumitomo Mitsui Banking Corp.	0.670%	10/7/16	515,000,000	515,000,000
Sumitomo Mitsui Banking Corp.	0.800%	10/17/16	238,928,000	238,928,000
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.420%	9/1/16	77,856,000	77,856,000
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.420%	9/6/16	71,410,000	71,410,000
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.650%	9/26/16	100,000,000	100,000,000
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.690%	9/27/16	75,000,000	74,999,990
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.700%	9/29/16	33,478,000	33,477,996
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.700%	10/5/16	244,464,000	244,464,000
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.620%	10/17/16	127,249,000	127,249,000
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.900%	10/21/16	480,000,000	480,000,000
Sumitomo Mitsui Trust & Banking Co., Ltd.	1.238%	2/13/17	24,400,000	24,400,000	(a)
Toronto Dominion Bank NY	0.410%	9/6/16	10,121,000	10,121,000
Toronto Dominion Bank NY	0.620%	10/19/16	112,891,000	112,891,000
Toronto Dominion Bank NY	0.920%	1/9/17	120,000,000	120,000,000
UBS AG	0.690%	10/20/16	373,392,000	373,392,000
UBS AG	0.980%	1/11/17	19,464,000	19,464,000
Wells Fargo Bank N.A.	0.850%	9/1/16	125,000,000	125,000,000
Wells Fargo Bank N.A.	0.850%	10/7/16	48,660,000	48,674,503
Wells Fargo Bank N.A.	1.000%	12/12/16	18,200,000	18,200,000
Wells Fargo Bank N.A.	0.896%	12/28/16	362,784,000	362,784,000	(a)
Westpac Banking Corp.	0.870%	9/16/16	29,429,000	29,429,122
Total Certificates of Deposit				14,780,450,907

See Notes to Financial Statements.

16	Liquid Reserves Portfolio 2016 Annual Report

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Paper — 40.3%
Abbey National Treasury Services PLC	0.500%	9/1/16	$116,000,000	$116,000,000	(b)
Abbey National Treasury Services PLC	0.500%	9/1/16	77,856,000	77,856,000	(b)
Abbey National Treasury Services PLC	0.914%	9/14/16	99,750,000	99,717,221	(b)
ABN AMRO Funding USA LLC	0.864%	9/1/16	232,000,000	232,000,000	(b)(c)
ABN AMRO Funding USA LLC	0.651%	10/3/16	142,000,000	141,917,956	(b)(c)
ABN AMRO Funding USA LLC	0.651%	10/3/16	100,000,000	99,942,222	(b)(c)
ABN AMRO Funding USA LLC	0.651%	10/7/16	253,000,000	252,835,550	(b)(c)
ABN AMRO Funding USA LLC	0.701%	10/18/16	50,000,000	49,954,305	(b)(c)
ABN AMRO Funding USA LLC	0.701%	10/19/16	170,000,000	169,841,333	(b)(c)
ABN AMRO Funding USA LLC	0.975%	12/2/16	33,730,000	33,646,387	(b)(c)
ABN AMRO Funding USA LLC	1.003%	12/21/16	31,142,000	31,045,979	(b)(c)
ANZ National International Ltd.	0.650%	9/7/16	36,205,000	36,201,078	(b)(c)
ANZ National International Ltd.	0.874%	9/9/16	85,000,000	84,983,567	(b)(c)
ANZ National International Ltd.	0.884%	9/12/16	100,000,000	99,973,111	(b)(c)
ANZ National International Ltd.	0.914%	1/5/17	100,000,000	99,681,500	(b)(c)
ANZ National International Ltd.	1.108%	2/21/17	48,600,000	48,600,000	(a)(c)
ASB Finance Ltd.	0.844%	9/2/16	75,000,000	74,998,250	(b)(c)
ASB Finance Ltd.	1.135%	3/2/17	88,000,000	88,000,000	(a)(c)
Australia & New Zealand Banking Group Ltd.	0.601%	9/16/16	455,000,000	454,886,250	(b)(c)
Australia & New Zealand Banking Group Ltd.	0.601%	9/20/16	395,000,000	394,874,917	(b)(c)
Australia & New Zealand Banking Group Ltd.	0.601%	9/21/16	95,571,000	95,539,143	(b)(c)
Australia & New Zealand Banking Group Ltd.	0.651%	10/3/16	583,000,000	582,663,155	(b)(c)
Bank Nederlandse Gemeenten NV	0.420%	9/6/16	225,000,000	224,986,875	(b)(c)
Bank Nederlandse Gemeenten NV	0.440%	9/7/16	60,000,000	59,995,600	(b)(c)
Bank of Nova Scotia	0.850%	9/20/16	116,784,000	116,731,609	(b)(c)
Bank of Nova Scotia	0.874%	9/23/16	192,330,000	192,227,744	(b)(c)
Bank of Nova Scotia	0.651%	9/27/16	100,000,000	99,953,056	(b)(c)
Bank of Nova Scotia	0.651%	9/28/16	500,000,000	499,756,250	(b)(c)
Bank of Tokyo-Mitsubishi UFJ NY	0.300%	9/1/16	475,000,000	475,000,000	(a)
BNP Paribas Fortis SA	0.300%	9/1/16	485,000,000	485,000,000	(b)
BNP Paribas Fortis SA	1.003%	12/1/16	184,700,000	184,233,120	(b)
BNP Paribas NY Branch	0.711%	10/21/16	195,000,000	194,807,709	(b)
BNZ International Funding Ltd.	1.133%	3/1/17	235,000,000	235,000,000	(a)(c)
Caisse des Depots et Consignations	0.701%	10/4/16	78,010,000	77,959,944	(b)(d)
Caisse des Depots et Consignations	0.641%	10/6/16	500,000,000	499,688,888	(b)(d)
Commonwealth Bank of Australia	0.601%	9/19/16	245,000,000	244,926,500	(b)(c)
Commonwealth Bank of Australia	0.888%	1/11/17	99,750,000	99,750,000	(a)(c)
Cooperatieve Rebobank U.A.	0.840%	9/15/16	91,161,000	91,131,221	(b)

See Notes to Financial Statements.

Liquid Reserves Portfolio 2016 Annual Report	17

Schedule of investments (cont’d)

August 31, 2016

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Paper — continued
Cooperatieve Rebobank U.A.	0.751%	11/14/16	$35,035,000	$34,980,988	(b)
CPPIB Capital Inc.	0.450%	9/27/16	14,014,000	14,009,445	(b)(d)
Credit Agricole Corporate and Investment Bank	0.320%	9/1/16	96,584,000	96,584,000	(b)
Credit Agricole Corporate and Investment Bank	0.470%	9/6/16	450,000,000	449,970,625	(b)
Credit Agricole Corporate and Investment Bank	0.801%	10/20/16	77,856,000	77,771,223	(b)
Credit Agricole Corporate and Investment Bank	0.862%	10/31/16	245,000,000	244,648,834	(b)
Credit Suisse NY	1.005%	9/19/16	172,270,000	172,183,865	(b)
Credit Suisse NY	1.005%	9/19/16	19,464,000	19,454,268	(b)
Credit Suisse NY	0.782%	9/29/16	177,700,000	177,592,195	(b)
Credit Suisse NY	0.782%	9/29/16	77,856,000	77,808,767	(b)
Danske Corp.	0.620-0.859%	9/1/16	144,948,000	144,948,000	(b)(c)
Danske Corp.	0.620-0.859%	9/1/16	100,000,000	100,000,000	(b)(c)
Danske Corp.	0.601%	9/19/16	390,000,000	389,883,000	(b)(c)
Danske Corp.	0.661%	10/17/16	143,998,000	143,876,562	(b)(c)
DBS Bank Ltd.	0.591%	9/8/16	200,000,000	199,977,055	(b)(c)
DBS Bank Ltd.	0.650%	9/21/16	69,136,000	69,111,034	(b)(c)
DBS Bank Ltd.	0.651%	9/23/16	100,000,000	99,960,889	(b)(c)
DBS Bank Ltd.	0.651%	9/23/16	100,000,000	99,960,278	(b)(c)
DBS Bank Ltd.	0.651%	10/11/16	31,142,000	31,119,509	(b)(c)
DBS Bank Ltd.	0.904%	12/14/16	237,000,000	236,383,800	(b)(c)
DBS Bank Ltd.	0.913%	12/20/16	166,784,000	166,320,248	(b)(c)
DnB NOR Bank ASA	0.864%	9/1/16	89,000,000	89,000,000	(b)(c)
DnB NOR Bank ASA	0.884%	9/12/16	95,000,000	94,974,456	(b)(c)
HSBC Bank PLC	1.008%	11/18/16	38,400,000	38,316,800	(b)(c)
ING U.S. Funding LLC	0.702%	9/7/16	250,000,000	249,970,833	(b)
ING U.S. Funding LLC	0.702%	9/8/16	90,000,000	89,987,750	(b)
Kreditanstalt Fur Wiederaufbau International Finance Inc.	0.420%	9/2/16	250,000,000	249,997,083	(b)
Landesbank Hessen-Thuringen	0.864%	9/1/16	98,000,000	98,000,000	(b)(c)
Landesbank Hessen-Thuringen	0.884%	9/21/16	142,500,000	142,430,333	(b)(c)
Landesbank Hessen-Thuringen	0.752%	11/8/16	432,499,000	431,886,293	(b)(c)
Landesbank Hessen-Thuringen	0.955%	12/1/16	239,750,000	239,174,267	(b)(c)
Mizuho Bank Ltd.	0.907%	11/23/16	89,534,000	89,347,185	(b)(c)
National Australia Bank Ltd.	0.701%	11/2/16	67,734,000	67,652,343	(b)(c)
National Bank of Canada	0.490%	9/28/16	300,000,000	299,889,749	(b)(c)
National Bank of Canada	0.490%	9/28/16	77,856,000	77,827,388	(b)(c)
Natixis NY	0.300%	9/1/16	100,000,000	100,000,000	(b)
Nordea Bank AB	0.601%	9/20/16	110,000,000	109,965,167	(b)(c)

See Notes to Financial Statements.

18	Liquid Reserves Portfolio 2016 Annual Report

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Paper — continued
Nordea Bank AB	0.601%	9/20/16	$23,356,000	$23,348,604	(b)(c)
NRW Bank	0.611%	9/15/16	179,500,000	179,457,419	(b)(c)
NRW Bank	0.621%	9/19/16	107,000,000	106,966,830	(b)(c)
NRW Bank	0.621%	9/20/16	245,000,000	244,919,831	(b)(c)
NRW Bank	0.621%	9/20/16	70,000,000	69,980,050	(b)(c)
NRW Bank	0.546%	9/21/16	500,000,000	499,848,611	(b)(c)
NRW Bank	0.546%	9/22/16	500,000,000	499,841,041	(b)(c)
NRW Bank	0.621%	9/23/16	379,250,000	379,106,306	(b)(c)
Ontario Teachers’ Finance Trust	0.905%	9/1/16	100,000,000	100,000,000	(b)(c)
Ontario Teachers’ Finance Trust	0.900%	9/6/16	77,856,000	77,846,268	(b)(c)
Ontario Teachers’ Finance Trust	0.995%	12/20/16	92,310,000	92,030,762	(b)(c)
Oversea-Chinese Banking Corp. Ltd.	0.601%	9/6/16	135,000,000	134,988,750	(b)(c)
Oversea-Chinese Banking Corp. Ltd.	0.712%	10/24/16	163,928,000	163,756,650	(b)(c)
Oversea-Chinese Banking Corp. Ltd.	0.712%	10/25/16	100,000,000	99,893,500	(b)(c)
Oversea-Chinese Banking Corp. Ltd.	0.752%	11/10/16	35,000,000	34,948,958	(b)(c)
Sanofi	0.682%	11/14/16	96,450,000	96,315,184	(b)(c)
Societe Generale	0.300-0.400%	9/1/16	523,000,000	523,000,000	(b)(c)
Societe Generale	0.300-0.400%	9/1/16	77,856,000	77,856,000	(b)(c)
Societe Generale	0.702%	9/9/16	134,000,000	133,979,156	(b)(c)
Sumitomo Mitsui Banking Corp.	0.902%	11/28/16	163,497,000	163,137,307	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.884%	9/16/16	182,500,000	182,433,083	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.651%	9/26/16	150,000,000	149,932,292	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.651%	9/29/16	280,000,000	279,858,444	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.762%	10/3/16	143,000,000	142,903,395	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.762%	10/3/16	27,249,000	27,230,592	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.772%	10/14/16	183,392,000	183,223,330	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.802%	10/18/16	195,000,000	194,796,334	(b)(c)
Svenska Handelsbanken AB	0.830%	9/7/16	33,478,000	33,473,369	(b)(c)
Svenska Handelsbanken AB	0.601%	9/21/16	228,928,000	228,851,690	(b)(c)
Swedish Export Credit	0.834%	9/23/16	288,000,000	287,853,920	(b)
Toronto Dominion Holdings USA	0.651%	10/7/16	390,000,000	389,746,500	(b)(c)
Toronto Dominion Holdings USA	0.651%	10/7/16	77,856,000	77,805,394	(b)(c)
Toronto Dominion Holdings USA	0.904%	1/5/17	646,750,000	644,712,737	(b)(c)
United Overseas Bank Ltd.	0.440%	9/9/16	200,000,000	199,980,445	(b)(c)
United Overseas Bank Ltd.	0.530%	9/26/16	229,675,000	229,590,467	(b)(c)
United Overseas Bank Ltd.	0.712%	10/7/16	212,856,000	212,704,872	(b)(c)
United Overseas Bank Ltd.	0.702%	10/21/16	188,928,000	188,744,320	(b)(c)
Westpac Banking Corp.	0.864%	9/16/16	100,000,000	99,964,167	(b)(c)
Total Commercial Paper				20,116,297,250

See Notes to Financial Statements.

Liquid Reserves Portfolio 2016 Annual Report	19

Schedule of investments (cont’d)

August 31, 2016

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Corporate Bonds & Notes — 0.0%
Coca-Cola Co.	1.800%	9/1/16	$22,030,000	$22,030,000
Medium-Term Notes — 0.0%
Toronto-Dominion Bank	0.811%	9/8/16	19,464,000	19,464,907
Time Deposits — 13.7%
BNP Paribas NY Branch	0.300%	9/1/16	275,000,000	275,000,000
CIBC World Markets Corp.	0.300%	9/1/16	381,905,000	381,905,000
Credit Agricole CIB	0.320%	9/1/16	1,117,216,000	1,117,216,000
DNB Bank ASA	0.300%	9/1/16	830,000,000	830,000,000
Natixis SA	0.300%	9/1/16	1,150,000,000	1,150,000,000
Nordea Bank Finland PLC	0.290%	9/1/16	405,000,000	405,000,000
Skandinaviska Enskilda Banken AB	0.300%	9/1/16	900,000,000	900,000,000
Svenska Handelsbanken AB	0.300%	9/1/16	875,000,000	875,000,000
Swedbank AB	0.300%	9/1/16	880,000,000	880,000,000
Total Time Deposits				6,814,121,000
U.S. Government Agencies — 0.8%
Federal Home Loan Mortgage Corp. (FHLMC), Notes	0.564%	4/27/17	377,856,000	377,805,836	(a)
U.S. Treasury Bills — 0.4%
U.S. Treasury Bills	0.475%	6/22/17	180,000,000	179,304,690	(b)
U.S. Treasury Notes — 13.5%
U.S. Treasury Notes	0.388%	10/31/16	1,192,389,000	1,192,367,302	(a)
U.S. Treasury Notes	0.409%	4/30/17	1,331,819,000	1,331,837,509	(a)
U.S. Treasury Notes	0.412%	7/31/17	2,108,454,000	2,108,209,796	(a)
U.S. Treasury Notes	0.503%	10/31/17	616,280,000	616,129,396	(a)
U.S. Treasury Notes	0.607%	1/31/18	18,296,000	18,308,794	(a)
U.S. Treasury Notes	0.525%	4/30/18	1,132,065,000	1,132,163,652	(a)
U.S. Treasury Notes	0.509%	7/31/18	320,000,000	320,016,441	(a)
Total U.S. Treasury Notes				6,719,032,890
Repurchase Agreements — 2.9%
Bank of America Corp. tri-party repurchase agreement dated 8/31/16; Proceeds at maturity — $1,151,309,722; (Fully collateralized by various U.S. government agency obligations and corporate bonds and notes, 0.000% to 8.875% due 9/1/16 to 10/15/97; Market value — $1,191,333,534)	0.500%	11/21/16	1,150,000,000	1,150,000,000
Mitsubishi UFJ Trust & Banking Corp. tri-party repurchase agreement dated 8/24/16; Proceeds at maturity — $200,298,111; (Fully collateralized by various corporate bonds and notes and money market instruments, 0.000% to 6.191% due 10/5/16 to 12/1/45; Market value — $211,079,417)	0.654%	11/21/16	200,000,000	200,000,000

See Notes to Financial Statements.

20	Liquid Reserves Portfolio 2016 Annual Report

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Repurchase Agreements — continued
Mitsubishi UFJ Trust & Banking Corp. tri-party repurchase agreement dated 8/24/16; Proceeds at maturity — $100,149,056; (Fully collateralized by various corporate bonds and notes, municipal bonds and money market instruments, 0.000% to 7.672% due 12/1/17 to 10/1/47; Market value — $105,000,002)	0.654%	11/21/16	$100,000,000	$100,000,000
Total Repurchase Agreements				1,450,000,000
Total Investments — 101.2% (Cost — $50,478,507,480#)				50,478,507,480
Liabilities in Excess of Other Assets — (1.2)%				(575,336,084)
Total Net Assets — 100.0%				$49,903,171,396

(a)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(b)	Rate shown represents yield-to-maturity.

(c)

Commercial paper exempt from registration under Section 4(2) of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(d)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Liquid Reserves Portfolio 2016 Annual Report	21

Statement of assets and liabilities

August 31, 2016

Assets:
Investments, at value	$50,478,507,480
Cash	650
Interest receivable	20,899,611
Total Assets	50,499,407,741

Liabilities:
Payable for securities purchased	594,590,000
Trustees’ fees payable	81,164
Accrued expenses	1,565,181
Total Liabilities	596,236,345
Total Net Assets	$49,903,171,396

Represented by:
Paid-in-capital	$49,903,171,396

See Notes to Financial Statements.

22	Liquid Reserves Portfolio 2016 Annual Report

Statement of operations

For the Year Ended August 31, 2016

Investment Income:
Interest	$250,622,980

Expenses:
Investment management fee (Note 2)	52,782,907
Fund accounting fees	2,809,948
Legal fees	972,863
Trustees’ fees	964,887
Custody fees	324,368
Audit and tax fees	45,230
Miscellaneous expenses	95,894
Total Expenses	57,996,097
Less: Fee waivers and/or expense reimbursements (Note 2)	(52,782,907)
Net Expenses	5,213,190
Net Investment Income	245,409,790
Net Realized Gain on Investments	686,995
Increase in Net Assets From Operations	$246,096,785

See Notes to Financial Statements.

Liquid Reserves Portfolio 2016 Annual Report	23

Statements of changes in net assets

For the Years Ended August 31,	2016	2015

Operations:
Net investment income	$245,409,790	$143,882,505
Net realized gain	686,995	701,909
Increase in Net Assets From Operations	246,096,785	144,584,414

Capital Transactions:
Proceeds from contributions	114,933,457,934	96,487,778,857
In-kind capital contributions (Note 3)	10,124,686,062	—
Value of withdrawals	(138,942,587,255)	(107,494,184,065)
Decrease in Net Assets From Capital Transaction	(13,884,443,259)	(11,006,405,208)
Decrease in Net Assets	(13,638,346,474)	(10,861,820,794)

Net Assets:
Beginning of year	63,541,517,870	74,403,338,664
End of year*	$49,903,171,396	$63,541,517,870

See Notes to Financial Statements.

24	Liquid Reserves Portfolio 2016 Annual Report

Financial highlights

For the years ended August 31:
	2016	2015	2014	2013	2012

Net assets, end of year (millions)	$49,903	$63,542	$74,403	$73,576	$61,127

Total return[1]	0.48%	0.22%	0.10%	0.17%	0.23%

Ratios to average net assets:
Gross expenses	0.11%	0.11%	0.11%	0.11%	0.11%
Net expenses[2,3]	0.01	0.01	0.10	0.10	0.10
Net investment income	0.46	0.21	0.10	0.17	0.23

[1]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[2]

The investment manager has voluntarily agreed to waive and/or reimburse 0.10% of Portfolio expenses. This arrangement may be reduced or terminated under certain circumstances. Additional amounts may be voluntarily waived and/or reimbursed from time to time. Prior to August 18, 2014, as a result of a voluntary expense limitation arrangement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of the Portfolio did not exceed 0.10%.

[3]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Liquid Reserves Portfolio 2016 Annual Report	25

Notes to financial statements

1. Organization and significant accounting policies

Liquid Reserves Portfolio (the “Portfolio”) is a separate diversified investment series of Master Portfolio Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Declaration of Trust permits the Trustees to issue beneficial interests in the Portfolio. At August 31, 2016, all investors in the Portfolio were funds advised or administered by the manager of the Portfolio and/or its affiliates.

The following are significant accounting policies consistently followed by the Portfolio and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. In accordance with Rule 2a-7 under the 1940 Act, money market instruments are valued at amortized cost, which approximates market value. This method involves valuing portfolio securities at their cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Portfolio’s use of amortized cost is subject to its compliance with certain conditions as specified by Rule 2a-7 under the 1940 Act.

The Board of Trustees is responsible for the valuation process and has delegated the supervision of the daily valuation process to the Legg Mason North Atlantic Fund Valuation Committee (the “Valuation Committee”). The Valuation Committee, pursuant to the policies adopted by the Board of Trustees, is responsible for making fair value determinations, evaluating the effectiveness of the Portfolio’s pricing policies, and reporting to the Board of Trustees.

The Portfolio uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. These inputs are summarized in the three broad levels listed below:

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Portfolio’s own assumptions in determining the fair value of investments)

26	Liquid Reserves Portfolio 2016 Annual Report

The inputs or methodologies used to value securities are not necessarily an indication of the risk associated with investing in those securities.

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Short-term investments†	—	$50,478,507,480	—	$50,478,507,480

†	See Schedule of Investments for additional detailed categorizations.

(b) Repurchase agreements. The Portfolio may enter into repurchase agreements with institutions that its subadviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Portfolio acquires a debt security subject to an obligation of the seller to repurchase, and of the Portfolio to resell, the security at an agreed-upon price and time, thereby determining the yield during the Portfolio’s holding period. When entering into repurchase agreements, it is the Portfolio’s policy that its custodian or a third party custodian, acting on the Portfolio’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Portfolio generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Portfolio seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Portfolio may be delayed or limited.

(c) Interest income and expenses. Interest income consists of interest accrued and discount earned (including both original issue and market discount adjusted for amortization of premium) on the investments of the Portfolio. Expenses of the Portfolio are accrued daily. The Portfolio bears all costs of its operations other than expenses specifically assumed by the manager.

(d) Method of allocation. Net investment income of the Portfolio is allocated pro rata, based on respective ownership interests, among the Fund and other investors in the Portfolio (the “Holders”) at the time of such determination. Gross realized gains and/or losses of the Portfolio are allocated to the Holders in a manner such that, the net asset values per share of each Holder, after each such allocation is closer to the total of all Holders’ net asset values divided by the aggregate number of shares outstanding for all Holders.

(e) Credit and market risk. Investments in securities that are collateralized by real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these

Liquid Reserves Portfolio 2016 Annual Report	27

Notes to financial statements (cont’d)

underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(f) Compensating balance arrangements. The Portfolio has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Portfolio’s cash on deposit with the bank.

(g) Income taxes. The Portfolio is classified as a partnership for federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Therefore, no federal income tax provision is required. It is intended that the Portfolio’s assets will be managed so an investor in the Portfolio can satisfy the requirements of Subchapter M of the Internal Revenue Code.

Management has analyzed the Portfolio’s tax positions taken on income tax returns for all open tax years and has concluded that as of August 31, 2016, no provision for income tax is required in the Portfolio’s financial statements. The Portfolio’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

(h) Other. Purchases, maturities and sales of money market instruments are accounted for on the date of the transaction. Realized gains and losses are calculated on the identified cost basis.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Portfolio pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.10% of the Portfolio’s average daily net assets.

LMPFA provides administrative and certain oversight services to the Portfolio. LMPFA delegates to the subadviser the day-to-day portfolio management of the Portfolio. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Portfolio.

LMPFA has voluntarily agreed to waive and/or reimburse 0.10% of Portfolio expenses. This arrangement may be reduced or terminated under certain circumstances. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

During the year ended August 31, 2016, fees waived and/or expenses reimbursed amounted to $52,782,907.

28	Liquid Reserves Portfolio 2016 Annual Report

LMPFA is permitted to recapture amounts waived and/or reimbursed to the Portfolio during the same fiscal year under certain circumstances.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

On August 29, 2016, Western Asset Institutional Cash Reserves Fund transferred all of its investable assets (including cash and receivables), with a value of $10,124,686,062, to the Portfolio in exchange for an interest in the Portfolio.

4. Derivative instruments and hedging activities

During the year ended August 31, 2016, the Portfolio did not invest in derivative instruments.

5. Money market fund reform

The U.S. Securities and Exchange Commission has adopted certain reforms to the rules that govern money market funds (the “Reforms”). Under the Reforms, the Portfolio may no longer use the amortized cost method of valuation to value its investments. Instead, on or about October 11, 2016, the Portfolio will value its investments using the current market-based value of its portfolio securities. In addition, no later than October 14, 2016, the Portfolio may impose fees upon the withdrawal of interests or temporarily suspend the withdrawal of interests if the Portfolio’s liquidity falls below required minimums because of market conditions or other factors. The Reforms require that feeder funds pass through to their investors such fees or gate imposed by a master fund in which a fund invests.

Liquid Reserves Portfolio 2016 Annual Report	29

Report of independent registered public

accounting firm

The Board of Trustees and Investors

Master Portfolio Trust:

We have audited the accompanying statement of assets and liabilities of Liquid Reserves Portfolio (the “Portfolio”), a series of Master Portfolio Trust, including the schedule of investments, as of August 31, 2016, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2016, by correspondence with the custodian and broker or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Liquid Reserves Portfolio as of August 31, 2016, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

October 20, 2016

30	Liquid Reserves Portfolio 2016 Annual Report